EXHIBIT 99.1

Earnings Release & Supplemental Information

Q2 | 2025

piedmontreit.com

Piedmont Realty TrustTM
Earnings Release and Supplemental Information
Index

	Page		Page

Introduction		Diversification Tables
Forward-Looking Statements	3	Tenant Diversification	30
Earnings Release	4	Tenant Credit Rating & Lease Distribution	31
Company Information	8	Industry Diversification	32
Research Coverage	9	Geographic Diversification	33
Portfolio Statistics & Key Performance Indicators	10	Geographic Diversification by Location Type	34

Financials		Portfolio Information
Consolidated Balance Sheets	12	Portfolio Detail	35
Consolidated Statements of Income	13	Property Investment Activity and Land Holdings	37
Funds From Operations & Adjusted Funds From Operations	15
Same Store Net Operating Income	16	Supporting Information
Debt Summary	19	Definitions	38
Debt Detail	20	Non-GAAP Reconciliations	39
Debt Covenants & Ratios	21

Operational & Leasing Information
Leased Percentage	22
Rental Rate Roll Up / Roll Down	23
Contractual Tenant Improvements & Leasing Commissions	24
Net Effective Rents	25
Leases Yet to Commence and Abatements	26
Lease Expiration Schedule	27
Quarterly Lease Expirations	28
Annual Lease Expirations	29

Notice to Readers:
Please refer to page 3 for a discussion of important risks related to the business of Piedmont Realty TrustTM, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, acquisitions, dispositions, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 38. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, NAREIT FFO, Core FFO and Core FFO per diluted share for the year ending December 31, 2025. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:

•Economic, regulatory, socio-economic (including work from home and "hybrid" work policies), technological (e.g. artificial intelligence and machine learning, virtual meeting platforms, etc.), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates, costs of construction, improvements and redevelopments, and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties, vendors, or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents, including the reputational impact on our business and value of our common stock;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, government layoffs or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rising interest rates for new debt financings;
•A downgrade in our credit ratings, the credit ratings of Piedmont Operating Partnership, L.P. ("Piedmont OP") or the credit ratings of our or Piedmont OP's unsecured debt securities, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with adverse U.S. global and economic conditions, inflation and potential increases in the rate of inflation, including the impact of a possible recession, uncertainty and volatility in financial markets, and any changes in governmental rules, regulations, and fiscal policies;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks of highly infectious or contagious diseases, as well as immediate and long-term governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factor described in Item 1A. of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as well as the risk factors discussed under Item 1A. or our Annual Report on Form 10-K for the year ended December 31, 2024.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Piedmont Realty TrustTM
Earnings Release

Piedmont Realty Trust Reports Second Quarter 2025 Results

ATLANTA, July 28, 2025 — Piedmont Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended June 30, 2025.
Commenting on the Company's second quarter results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "Our portfolio of well-located, hospitality-inspired workplaces continues to resonate with the market, resulting in the execution of over 700,000 square feet of leasing during the second quarter and bringing year to date leasing to over one million square feet. Approximately two-thirds of the second quarter leasing volume related to new tenancy, the highest level of quarterly new leasing volume we have seen since 2018, and included some significant new leases in our Dallas, Minneapolis, and Orlando portfolios. Additionally, leases executed during the quarter reflected rental rate roll-ups of approximately 7% and 14% on a cash and accrual basis, respectively, and pushed our leased percentage up 140 basis points year-over-year, positioning the Company to achieve our goal of 89% to 90% leased at year-end 2025. Due to the ongoing leasing success experienced across the portfolio, we are increasing our annual leasing guidance to 2.2 to 2.4 million square feet, an increase of more than 50% compared to our original 2025 guidance that was established at the beginning of the year. It is important to note that the majority of this new leasing is expected to benefit earnings in 2026 and beyond."

Highlights for the Three and Six Months Ended June 30, 2025:

Financial Results:

	Three Months Ended		Six Months Ended
(in 000s other than per share amounts)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss applicable to Piedmont	$(16,808)	$(9,809)	$(26,912)	$(37,572)
Net loss per share applicable to common stockholders - basic and diluted	$(0.14)	$(0.08)	$(0.22)	$(0.30)
Gain on sale of real estate assets	$1,224	$—	$2,013	$—
Loss on early extinguishment of debt	$7,500	$—	$8,000	$386
Impairment charges	$—	$—	$—	$18,432
Interest expense, net of interest income	$31,922	$29,381	$63,204	$58,995
NAREIT Funds From Operations ("FFO") applicable to common stock	$37,012	$46,751	$82,045	$94,118
Core FFO applicable to common stock	$44,512	$46,751	$90,045	$94,504
NAREIT FFO per diluted share	$0.30	$0.37	$0.66	$0.76
Core FFO per diluted share	$0.36	$0.37	$0.72	$0.76
Adjusted FFO applicable to common stock	$16,241	$24,685	$39,730	$46,393
Same Store NOI - cash basis	(2.0)%		(2.2)%
Same Store NOI - accrual basis	1.7%		2.3%

•Piedmont recognized a net loss of $16.8 million, or $0.14 per diluted share, for the second quarter of 2025, as compared to a net loss of $9.8 million, or $0.08 per diluted share, for the second quarter of 2024. The second quarter of 2025 includes a $7.5 million loss on early extinguishment of debt related to the repurchase of some of the Company's bonds during the quarter (see Balance Sheet highlights below for further detail), as well as a $1.2 million gain on sale of real estate assets. Both periods reflect elevated interest expense, net of interest income, as a result of refinancing activity completed over the past two years in a higher interest rate environment.
•Core FFO, which removes gain on sale of real estate assets and loss on early extinguishment of debt, as well as depreciation and amortization, was $0.36 per diluted share for the second quarter of 2025, as compared to $0.37 per diluted share for the second quarter of 2024 with the penny decrease attributable to increased interest expense, net of interest income, during the three months ended June 30, 2025.

•During the three months ended June 30, 2025, Same Store NOI increased by 1.7% on an accrual basis as the commencement of new leases outweighed expiring leases; however, Same Store NOI decreased 2.0% on a cash basis as certain significant new leases have either not commenced yet or their abatement period has not elapsed.

Leasing:

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
# of lease transactions	57	114
Total leasing sf (in 000s)	712	1,075
New tenant leasing sf (in 000s)	468	647
Cash rent roll up	7.3%	9.2%
Accrual rent roll up	13.6%	16.7%
Leased percentage as of period end	88.7%
•The Company completed approximately 712,000 square feet of leasing during the second quarter, two-thirds of which was for new tenant leases and the most new tenant leasing the Company has completed in a quarter since 2018.
•The average size lease executed during the second quarter was approximately 12,500 square feet and the weighted average lease term was approximately eight years.
•Rental rates on leases executed during the three months and six months ended June 30, 2025 for space vacant one year or less increased approximately 7.3% and 13.6% on a cash and accrual basis, respectively.
•The Company's leased percentage for its in-service portfolio as of June 30, 2025 was 88.7%, as compared to 88.1% as of March 31, 2025.
•As of June 30, 2025, the Company had approximately 2.0 million square feet of executed leases for vacant space that are yet to commence or are currently under rental abatement, representing approximately $71 million of future additional annual cash rents.
•Thus far in the third quarter of 2025, leases representing approximately 300,000 square feet have already been executed with another 300,000 square feet in the advanced documentation stage.

Balance Sheet:

(in 000s except for ratios)	June 30, 2025	December 31, 2024
Cash and Cash Equivalents	$3,314	$109,637
Total Real Estate Assets	$3,417,231	$3,461,239
Total Assets	$3,980,263	$4,114,651
Total Debt	$2,177,752	$2,222,346
Weighted Average Cost of Debt	5.99%	6.01%
Net Principal Amount of Debt / Total Gross Assets less Cash and Cash Equivalents	40.3%	39.2%
Average Net Debt to Core EBITDA (ttm)	6.9 x	6.8 x

•During the three months ended June 30, 2025, the Company repurchased approximately $67.5 million of the aggregate principal amount of its 9.25% Senior Unsecured Notes Due 2028. The repurchase resulted in a $7.5 million loss on early extinguishment of debt, which is included in the Company's statement of operations for the three months ended June 30, 2025; however, the repurchase is expected to result in total interest savings of $7.5 million, or $2.5 million on an annual basis over the next three years.

•The Company has no debt maturity requirements until 2028.

Transactional Activity:

•During the three months ended June 30, 2025, the Company sold 80 and 90 Central, a 90% leased, approximately 321,000 square foot, non-strategic project located in Boxborough, MA for approximately $29.5 million and recognized a gain on sale or real estate assets of $1.2 million.

ESG and Operations:

•Six projects: CNL Center I & II, The Exchange, and 400 & 500 TownPark in Orlando, FL; Crescent Ridge II and Norman Pointe I in Minneapolis, MN; and 25 Mall Road in Boston, MA won Regional The Outstanding Building of the Year ("TOBY") awards during the second quarter of 2025 and The Exchange and 25 Mall Road both won at the International level during the third quarter of 2025. These awards are presented by the Building Owners and Managers Association ("BOMA") and recognize excellence in building management.

•As of June 30, 2025, approximately 85% and 74% of the Company's portfolio was ENERGY STAR rated and LEED certified, respectively, and 63% of its portfolio was certified LEED gold.

Guidance for 2025:

The Company affirms its previously issued Core FFO guidance for the year ending December 31, 2025, as follows:

(in millions, except per share data)	Low	High
Net loss	$(54)	$(51)
Add:
Depreciation	165	168
Amortization	58	60
Less:
Gain on sale	(2)	(2)
NAREIT FFO applicable to common stock	$167	$175
Loss on early extinguishment of debt	8	8
Core FFO applicable to common stock	$175	$183
Core FFO applicable to common stock per diluted share	$1.38	$1.44

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:

Property Operation Assumptions:

•Executed leasing for the year of approximately 2.2 to 2.4 million square feet resulting in an increase in the anticipated year-end leased percentage for the Company's in-service portfolio to approximately 89-90%, exclusive of any speculative acquisition or disposition activity;

•Same Store NOI of flat to 3% increase on both a cash and accrual basis for the year;

Financing Assumptions:

•Interest expense (net of interest income) of approximately $127-$129 million as compared to $119 million in 2024, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during 2024 and early 2025;

Other Assumptions:

•General and administrative expense of approximately $30-$32 million; and

•Weighted average shares outstanding of approximately 125-126 million.

No speculative acquisitions, dispositions, or refinancing are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward-Looking Statements" above.

Conference Call Information:

Piedmont has scheduled a conference call and an audio webcast for Tuesday, July 29, 2025, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at https://investor.piedmontreit.com/news-and-events/event-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 400825. A replay of the conference call will be available through August 12, 2025, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 52709. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review second quarter 2025 performance, discuss recent events, and conduct a question-and-answer period.

Piedmont Realty TrustTM
Company Information

Piedmont Realty TrustTM (NYSE: PDM), also referred to herein as "Piedmont" or the "Company", is a fully integrated, self-managed real estate company focused on delivering an exceptional office environment. As an owner, manager, developer and operator of 16 million square feet of Class A properties across major U.S. Sunbelt markets, Piedmont is known for its hospitality-driven approach and commitment to transforming buildings into premier "Piedmont PLACEs" that enhance each client's workplace experience. The Company is headquartered in Atlanta, Georgia with local management offices in each of its markets. The Company's senior unsecured notes are investment-grade rated by Moody's, Standard & Poor's and Fitch Ratings. Piedmont is a 2024 ENERGY STAR Partner of the Year – Sustained Excellence. For more information, see www.piedmontreit.com.

Executive Management

C. Brent Smith	Sherry L. Rexroad	Laura P. Moon	George M. Wells
President, Chief Executive Officer	Chief Financial Officer	Chief Accounting Officer	Chief Operating Officer
and Director	and Executive Vice President	and Executive Vice President	and Executive Vice President

Kevin D. Fossum	Christopher A. Kollme	Damian J. Miller	Alex Valente
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Property Management	Investments	Central Region	Southeast Region

Pierre Dait	Wade Grace	Jennifer Heneisen	Lisa M. Tyler
Senior Vice President,	Senior Vice President,	Senior Vice President,	Senior Vice President,
Risk Management	Controller	Financial Planning & Analysis	Human Resources

Board of Directors

Kelly H. Barrett	Dale H. Taysom	Glenn G. Cohen	Barbara B. Lang
Chair of the Board of Directors	Vice Chair of the Board of Directors	Chair of the Compensation Committee	Chair of the Nominating and
Chair of the Audit Committee			Corporate Governance Committee

Jeffrey J. Donnelly	Deneen L. Donnley	Mary Hager	Stephen E. Lewis
Director	Director	Director	Director

C. Brent Smith
Director & Chief Executive Officer

Contact Information
Corporate Headquarters	Research Analysts / Institutional Investors	Shareholder Services / Transfer Agent Services	Corporate Counsel

5565 Glenridge Connector, Suite 450	770.418.8592	Computershare, Inc.	King & Spalding
Atlanta, Georgia 30342	investor.relations@piedmontreit.com	866.354.3485	1180 Peachtree Street, NE
770.418.8800		investor.services@piedmontreit.com	Atlanta, GA 30309
www.piedmontreit.com			404.572.4600

Piedmont Realty TrustTM
Research Coverage

Equity Research Coverage
Dylan Burzinski	Anthony Paolone, CFA	Nicholas Thillman	Michael Lewis, CFA
Green Street	JP Morgan	Robert W. Baird & Co.	Truist Securities
100 Bayview Circle, Suite 400	383 Madison Avenue, 32nd Floor	777 East Wisconsin Avenue	50 Hudson Yards, 69th Floor
Newport Beach, CA 92660	New York, NY 10179	Milwaukee, WI 53202	New York, NY 10001
Phone: (949) 640-8780	Phone: (212) 622-6682	Phone: (414) 298-5053	Phone: (212) 319-5659

Fixed Income Research Coverage
Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue, 3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Credit Ratings
Issuer Credit Ratings:	Senior Unsecured Notes Ratings:
Baa3 (Moody's), Stable outlook	Baa3 (Moody's)
BB+ (Standard & Poor's), Stable outlook	BBB- (Standard & Poor's)
BBB- (Fitch), Stable outlook	BBB- (Fitch)

Piedmont Realty TrustTM
Portfolio Statistics & Key Performance Indicators
Unaudited (in thousands except for per share data and ratios)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), Adjusted Funds from Operations (AFFO), and Same Store Net Operating Income (Same Store NOI). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 39.

	Three Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Portfolio Statistics:
Number of in-service projects (1)	29	30	30	30	31
Rentable in-service square footage (1)	14,923	15.241	15,323	15.335	15.658
Leased percentage (2)	88.7%	88.1%	88.4%	88.8%	87.3%
Commenced leased percentage	85.0%	85.2%	85.5%	84.8%	83.0%
Economic leased percentage (3)	78.7%	77.5%	80.7%	80.6%	78.8%

Leasing Activity:
Total square feet leased during the period	712	363	433	461	1,038
Square feet (new) leased during the period	468	179	94	205	404
Square feet (renewal) leased during the period	243	184	339	256	634
Rental rate roll up / roll down - accrual rents	13.6%	18.6%	14.7%	8.5%	23.0%
Rental rate roll up / roll down - cash rents	7.3%	10.3%	11.5%	4.0%	15.2%
Net effective rent per square foot after capex and opex	$20.78	$24.29	$22.65	$20.28	$21.12

Financial Results:
Total revenues	$140,292	$142,686	$143,231	$139,293	$143,262
Net income (loss) applicable to Piedmont	-$16,808	-$10,104	-$29,978	-$11,519	-$9,809
Net income (loss) per share applicable to common stockholders - diluted	-$0.14	-$0.08	-$0.24	-$0.09	-$0.08
Core EBITDA	$76,856	$77,605	$78,455	$77,065	$76,673
Core FFO applicable to common stock	$44,512	$45,533	$46,436	$44,627	$46,751
Core FFO per share - diluted	$0.36	$0.36	$0.37	$0.36	$0.37
AFFO applicable to common stock	$16,241	$23,489	$24,576	$25,937	$24,685
Same store net operating income - accrual basis (4)	1.7%	3.2%	2.5%	-2.1%	3.7%
Same store net operating income - cash basis (4)	-2.0%	-2.0%	0.9%	-0.8%	5.7%

Balance Sheet and Capitalization Information:
Weighted average shares outstanding - diluted (WASO)	125,178	125,177	125,614	125,675	124,796
Shares of common stock issued and outstanding at period end	124,492	124,408	124,083	124,000	123,995
Closing price of common stock at period end	$7.29	$7.37	$9.15	$10.10	$7.25
Gross regular dividends (5)	—	$15,536	$15,500	$15,500	$15,499
Regular dividends per share	—	$0.125	$0.125	$0.125	$0.125
Total debt - GAAP	$2,177,752	$2,186,231	$2,222,346	$2,221,907	$2,221,738
Total principal amount of debt outstanding	$2,199,101	$2,209,536	$2,242,423	$2,243,300	$2,244,169
Total net principal amount of debt outstanding (6)	$2,191,286	$2,202,902	$2,128,541	$2,106,333	$2,100,347
Total gross real estate assets	$4,685,403	$4,709,785	$4,688,113	$4,658,663	$4,636,715
Equity market capitalization (7)	$907,547	$916,887	$1,135,360	$1,252,399	$898,964
Total market capitalization (7)	$3,106,648	$3,126,423	$3,377,783	$3,495,699	$3,143,133

Piedmont Office Realty Trust, Inc.
Portfolio Statistics & Key Performance Indicators (continued)
Unaudited (in thousands except for per share data and ratios)

	Three Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Ratios for Debt Holders
Core EBITDA to total revenues	54.8%	54.4%	54.8%	55.3%	53.5%
Net principal amount of debt / Total gross assets less cash and cash equivalents (8)	40.3%	40.3%	39.2%	39.0%	39.1%
Average net principal amount of debt to Core EBITDA - trailing twelve months (9)	6.9 x	6.9 x	6.8 x	6.7 x	6.6 x
Fixed charge coverage ratio (10)	2.1 x	2.2 x	2.2 x	2.1 x	2.3 x

(1)
As of June 30, 2025, the Company's in-service office portfolio excluded three projects currently held out of service for redevelopment, totaling 788,000 square feet. Additional information on these projects can be found on page 36.

(2)	Refer to page 22 for detailed analysis on the Company's leased percentage.
(3)	Excludes the square footage associated with tenants currently receiving rental abatements.
(4)
Refer to the three pages starting with page 16 for reconciliations to net income and additional same store net operating income information. The statistic provided for each of the prior quarters is based on the same store property population applicable at the time that the metric was initially reported.

(5)	Reflects dividends paid in the quarter in which the record date occurred.
(6)	Defined as the total principal amount of debt outstanding, minus cash and escrow deposits and restricted cash, all as of the end of the period.
(7)	Reflects common stock closing price, shares outstanding and principal amount of debt outstanding as of the end of the reporting period.
(8)	Metric shown on a net debt basis to account for certain periods presented that had elevated balances of cash and cash equivalents, escrow deposits and restricted cash to be used primarily for debt retirement in a future period.
(9)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(10)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024.
The Company recorded capitalized interest of $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, $3.7 million for the quarter ended December 31, 2024, $3.4 million for the quarter ended September 30, 2024, and $3.0 million for the quarter ended June 30, 2024.

Piedmont Realty TrustTM
Consolidated Balance Sheets
Unaudited (in thousands)

	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Assets:
Real estate assets, at cost:
Land	$545,101	$550,724	$552,744	$552,744	$552,744
Buildings and improvements	3,911,368	3,918,373	3,894,804	3,815,948	3,791,196
Buildings and improvements, accumulated depreciation	(1,199,698)	(1,183,585)	(1,150,892)	(1,116,169)	(1,080,613)
Intangible lease assets	120,726	133,266	136,461	146,005	151,015
Intangible lease assets, accumulated amortization	(68,474)	(77,090)	(75,982)	(80,620)	(80,251)
Construction in progress	108,208	107,422	104,104	143,966	115,213
Real estate assets held for sale, gross	—	—	—	—	26,547
Real estate assets held for sale, accumulated depreciation & amortization	—	—	—	—	(7,821)
Total real estate assets	3,417,231	3,449,110	3,461,239	3,461,874	3,468,030
Cash and cash equivalents	3,314	2,911	109,637	133,624	138,454
Tenant receivables, net of allowance for doubtful accounts	4,386	7,026	5,524	6,963	7,619
Straight line rent receivable	207,025	201,228	193,783	189,904	186,913
Escrow deposits and restricted cash	4,501	3,723	4,245	3,343	5,368
Prepaid expenses and other assets	29,802	29,075	25,792	26,455	25,224
Goodwill	53,491	53,491	53,491	53,491	53,491
Interest rate swaps	72	27	671	992	3,578
Deferred lease costs, gross	458,839	465,584	464,419	468,385	467,710
Deferred lease costs, accumulated amortization	(198,398)	(208,218)	(204,150)	(206,814)	(201,008)
Other assets held for sale, gross	—	—	—	—	4,016
Other assets held for sale, accumulated amortization	—	—	—	—	(752)
Total assets	$3,980,263	$4,003,957	$4,114,651	$4,138,217	$4,158,643
Liabilities:
Unsecured debt, net of discount	$1,987,111	$1,994,695	$2,029,923	$2,028,607	$2,027,569
Secured debt	190,641	191,536	192,423	193,300	194,169
Accounts payable, accrued expenses, and accrued capital expenditures	131,104	119,994	164,346	150,648	140,793
Deferred income	94,529	104,988	107,030	99,294	100,131
Intangible lease liabilities, less accumulated amortization	28,752	30,720	32,794	35,165	37,657
Interest rate swaps	116	293	8	1,035	—
Total liabilities	2,432,253	2,442,226	2,526,524	2,508,049	2,500,319
Stockholders' equity:
Common stock	1,245	1,244	1,241	1,240	1,240
Additional paid in capital	3,725,769	3,723,373	3,723,680	3,721,423	3,719,419
Cumulative distributions in excess of earnings	(2,170,642)	(2,153,834)	(2,128,194)	(2,082,716)	(2,055,697)
Other comprehensive loss	(9,873)	(10,575)	(10,123)	(11,314)	(8,180)
Piedmont stockholders' equity	1,546,499	1,560,208	1,586,604	1,628,633	1,656,782
Non-controlling interest	1,511	1,523	1,523	1,535	1,542
Total stockholders' equity	1,548,010	1,561,731	1,588,127	1,630,168	1,658,324
Total liabilities, redeemable common stock and stockholders' equity	$3,980,263	$4,003,957	$4,114,651	$4,138,217	$4,158,643

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Revenues: (1)
Rental income	$111,130	$111,776	$111,169	$109,393	$111,581
Tenant reimbursements	22,824	24,288	24,312	23,439	25,089
Property management fee revenue	81	81	203	896	482
Other property related income	6,257	6,541	7,547	5,565	6,110
	140,292	142,686	143,231	139,293	143,262
Expenses:
Property operating costs	55,610	57,914	58,605	57,510	58,565
Depreciation	40,646	40,893	40,150	39,000	38,814
Amortization	14,785	15,421	16,422	17,067	18,097
Impairment charges	—	—	15,400	—	—
General and administrative (2)	7,960	7,563	12,650	6,809	8,352
	119,001	121,791	143,227	120,386	123,828
Other income (expense):
Interest expense	(31,954)	(31,677)	(31,629)	(32,072)	(29,569)
Other income (expense) (3)	133	395	1,648	2,091	328
Loss on early extinguishment of debt	(7,500)	(500)	—	—	—
Gain / (loss) on sale of real estate assets	1,224	789	—	(445)	—
Net income (loss)	(16,806)	(10,098)	(29,977)	(11,519)	(9,807)
Less: Net (income) loss applicable to noncontrolling interest	(2)	(6)	(1)	—	(2)
Net income (loss) applicable to Piedmont	$(16,808)	$(10,104)	$(29,978)	$(11,519)	$(9,809)
Weighted average common shares outstanding - basic and diluted (4)	124,459	124,258	124,001	124,000	123,953
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.14)	$(0.08)	$(0.24)	$(0.09)	$(0.08)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	General and administrative expense for the fourth quarter of 2024 included $4.8 million in executive separation costs.
(3)	Includes interest income (in thousands) of $133, $395, $1,528, $1,924, and $188 for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively.
(4)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2025	6/30/2024	Change ($)	Change (%)	6/30/2025	6/30/2024	Change ($)	Change (%)
Revenues: (1)
Rental income	$111,130	$111,581	$(451)	(0.4)%	$222,906	$224,894	$(1,988)	(0.9)%
Tenant reimbursements	22,824	25,089	(2,265)	(9.0)%	47,112	50,857	(3,745)	(7.4)%
Property management fee revenue	81	482	(401)	(83.2)%	162	639	(477)	(74.6)%
Other property related income	6,257	6,110	147	2.4%	12,798	11,410	1,388	12.2%
	140,292	143,262	(2,970)	(2.1)%	282,978	287,800	(4,822)	(1.7)%
Expenses:
Property operating costs	55,610	58,565	2,955	5.0%	113,524	118,009	4,485	3.8%
Depreciation	40,646	38,814	(1,832)	(4.7)%	81,539	77,683	(3,856)	(5.0)%
Amortization	14,785	18,097	3,312	18.3%	30,206	36,217	6,011	16.6%
Impairment charges	—	—	—		—	18,432	18,432	100.0%
General and administrative	7,960	8,352	392	4.7%	15,523	15,964	441	2.8%
	119,001	123,828	4,827	3.9%	240,792	266,305	25,513	9.6%
Other income (expense):
Interest expense	(31,954)	(29,569)	(2,385)	(8.1)%	(63,631)	(59,283)	(4,348)	(7.3)%
Other income (expense)	133	328	(195)	(59.5)%	528	606	(78)	(12.9)%
Loss on early extinguishment of debt	(7,500)	—	(7,500)	(100.0)%	(8,000)	(386)	(7,614)	(1,972.5)%
Gain on sale of real estate assets	1,224	—	1,224	100.0%	2,013	—	2,013	100.0%
Net income (loss)	(16,806)	(9,807)	(6,999)	(71.4)%	(26,904)	(37,568)	10,664	28.4%
Less: Net (income) loss applicable to noncontrolling interest	(2)	(2)	—	—%	(8)	(4)	(4)	(100.0)%
Net income (loss) applicable to Piedmont	$(16,808)	$(9,809)	$(6,999)	(71.4)%	$(26,912)	$(37,572)	$10,660	28.4%
Weighted average common shares outstanding - basic and diluted (2)	124,459	123,953			124,359	123,877
Net income (loss) per share applicable to common stockholders - basic and diluted	$(0.14)	$(0.08)			$(0.22)	$(0.30)

(1)	To be in conformance with GAAP presentation, the Company would combine "Rental income" and "Tenant reimbursements" amounts and present an aggregated figure on one line entitled "Rental and tenant reimbursement revenue."
(2)	As Piedmont recognized a net loss for the periods presented, earnings per share is computed using basic weighted-average common shares outstanding.

Piedmont Realty TrustTM
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024

GAAP net income (loss) applicable to common stock	$(16,808)	$(9,809)	$(26,912)	$(37,572)
Depreciation of real estate assets	40,266	38,471	80,779	77,057
Amortization of lease-related costs	14,778	18,089	30,191	36,201
Impairment charges	—	—	—	18,432
Gain on sale of real estate assets	(1,224)	—	(2,013)	—
NAREIT Funds From Operations applicable to common stock	37,012	46,751	82,045	94,118
Adjustments:
Loss on early extinguishment of debt (1)	7,500	—	8,000	386
Core Funds From Operations applicable to common stock	44,512	46,751	90,045	94,504
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,574	1,139	3,030	2,347
Depreciation of non real estate assets	369	331	738	603
Straight-line effects of lease revenue	(8,968)	(5,157)	(18,636)	(10,445)
Stock-based compensation adjustments	2,396	2,061	2,451	3,087
Amortization of lease-related intangibles	(1,957)	(2,549)	(4,019)	(5,205)
Non-incremental capital expenditures (2)
Base Building Costs	(10,149)	(6,087)	(15,565)	(19,142)
Tenant Improvement Costs	(3,809)	(2,973)	(8,438)	(6,646)
Leasing Commission Costs	(7,727)	(8,831)	(9,876)	(12,710)
Adjusted Funds From Operations applicable to common stock	$16,241	$24,685	$39,730	$46,393

Weighted average common shares outstanding - diluted (3)	125,178	124,796	125,126	124,501

NAREIT Funds From Operations per share (diluted)	$0.30	$0.37	$0.66	$0.76
Core Funds From Operations per share (diluted)	$0.36	$0.37	$0.72	$0.76

(1)
During the three months ended June 30, 2025, Piedmont repurchased approximately $67.5 million of the aggregate principal amount of the $600 Million Unsecured Senior Notes due 2028. The premium paid to repurchase the debt, as well as the write-off of the pro-rata share of unamortized debt issuance costs, resulted in the recognition of a $7.5 million loss on early extinguishment of debt.

(2)	Non-incremental capital expenditures are defined on page 38.
(3)	Includes potential share dilution using the treasury stock method. Such shares are not included when calculating net loss per share applicable to Piedmont as presented on the Consolidated Statements of Income, as they would reduce the loss per share presented.

Piedmont Realty TrustTM
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Net income (loss) applicable to Piedmont	$(16,808)	$(9,809)	$(26,912)	$(37,572)
Net income (loss) applicable to noncontrolling interest	2	2	8	4
Interest expense	31,954	29,569	63,631	59,283
Depreciation	40,635	38,802	81,517	77,660
Amortization	14,778	18,089	30,191	36,201
Depreciation and amortization attributable to noncontrolling interests	19	20	38	40
Impairment charges	—	—	—	18,432
Gain on sale of real estate assets	(1,224)	—	(2,013)	—
EBITDAre	69,356	76,673	146,460	154,048
Loss on early extinguishment of debt	7,500	—	8,000	386
Core EBITDA (1)	76,856	76,673	154,460	154,434
General and administrative expense	7,960	8,352	15,523	15,964
Management fee revenue (net)	(77)	(256)	(140)	(252)
Other (income) expense	(25)	(220)	(312)	(391)
Straight-line effects of lease revenue	(8,968)	(5,157)	(18,636)	(10,445)
Straight-line effects of lease revenue attributable to noncontrolling interests	(3)	—	(4)	—
Amortization of lease-related intangibles	(1,957)	(2,549)	(4,019)	(5,205)
Property net operating income (cash basis)	73,786	76,843	146,872	154,105
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (2)	(447)	(1,438)	(1,670)	(3,758)
Other investments (3)	92	(450)	253	(1,653)
Same store net operating income (cash basis)	$73,431	$74,955	$145,455	$148,694
Change period over period	(2.0)%	N/A	(2.2)%	N/A

(1)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months and six months ended June 30, 2025, Piedmont recognized de minimis termination income, as compared with $0.4 million and $1.0 million, respectively, during the same periods in 2024.
(2)	Reflects the dispositions of 80 and 90 Central sold during the second quarter of 2025, 161 Corporate Center sold in the first quarter of 2025, 750 West John Carpenter sold in the third quarter of 2024, and One Lincoln Park sold in the first quarter of 2024.
(3)	Reflects three out-of-service redevelopment projects and various land holdings. Additional information on these entities can be found on pages 36 and 37.

Piedmont Realty TrustTM
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2025	6/30/2024	6/30/2025	6/30/2024
Net income (loss) applicable to Piedmont	$(16,808)	$(9,809)	$(26,912)	$(37,572)
Net income (loss) applicable to noncontrolling interest	2	2	8	4
Interest expense	31,954	29,569	63,631	59,283
Depreciation	40,635	38,802	81,517	77,660
Amortization	14,778	18,089	30,191	36,201
Depreciation and amortization attributable to noncontrolling interests	19	20	38	40
Impairment charges	—	—	—	18,432
Gain on sale of real estate assets	(1,224)	—	(2,013)	—
EBITDAre	69,356	76,673	146,460	154,048
Loss on early extinguishment of debt	7,500	—	8,000	386
Core EBITDA (1)	76,856	76,673	154,460	154,434
General and administrative expense	7,960	8,352	15,523	15,964
Management fee revenue (net)	(77)	(256)	(140)	(252)
Other (income) expense	(25)	(220)	(312)	(391)
Property net operating income (accrual basis)	84,714	84,549	169,531	169,755
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—
Dispositions (2)	(659)	(1,379)	(1,780)	(3,920)
Other investments (3)	31	(530)	81	(1,816)
Same store net operating income (accrual basis)	$84,086	$82,640	$167,832	$164,019
Change period over period	1.7%	N/A	2.3%	N/A

(1)	The Company has historically recognized approximately $2 to $3 million of termination income on an annual basis. Given the size of its asset base and the number of tenants with which it conducts business, Piedmont considers termination income of that magnitude to be a normal part of its operations and a recurring part of its revenue stream; however, the recognition of termination income is typically variable between quarters and throughout any given year and is dependent upon when during the year the Company receives termination notices from tenants. During the three months and six months ended June 30, 2025, Piedmont recognized de minimis termination income, as compared with $0.4 million and $1.0 million, respectively, during the same periods in 2024.
(2)	Reflects the dispositions of 80 and 90 Central sold during the second quarter of 2025, 161 Corporate Center sold in the first quarter of 2025, 750 West John Carpenter sold in the third quarter of 2024, and One Lincoln Park sold in the first quarter of 2024.
(3)	Reflects three out-of-service redevelopment projects and various land holdings. Additional information on these entities can be found on pages 36 and 37.

Piedmont Realty TrustTM
Same Store Net Operating Income (Financial Components)
Unaudited (in thousands)

	Three Months Ended				Six Months Ended
	6/30/2025	6/30/2024	Change ($)	Change (%)	6/30/2025	6/30/2024	Change ($)	Change (%)

Revenue
Cash rental income	$99,240	$100,242	$(1,002)	(1.0)%	$197,479	$200,561	$(3,082)	(1.5)%
Tenant reimbursements	22,382	23,310	(928)	(4.0)%	46,031	46,504	(473)	(1.0)%
Straight line effects of lease revenue	8,699	5,136	3,563	69.4%	18,359	10,120	8,239	81.4%
Amortization of lease-related intangibles	1,956	2,549	(593)	(23.3)%	4,018	5,205	(1,187)	(22.8)%
Total rents	132,277	131,237	1,040	0.8%	265,887	262,390	3,497	1.3%

Other property related income	6,224	6,303	(79)	(1.3)%	12,725	11,696	1,029	8.8%
Total revenue	138,501	137,540	961	0.7%	278,612	274,086	4,526	1.7%

Property operating expense	54,523	55,008	485	0.9%	110,995	110,283	(712)	(0.6)%

Property other income (expense)	108	108	—	—%	215	216	(1)	(0.5)%

Same store net operating income (accrual)	$84,086	$82,640	$1,446	1.7%	$167,832	$164,019	$3,813	2.3%

Less:
Straight line effects of lease revenue	(8,699)	(5,136)	(3,563)	(69.4)%	(18,359)	(10,120)	(8,239)	(81.4)%
Amortization of lease-related intangibles	(1,956)	(2,549)	593	23.3%	(4,018)	(5,205)	1,187	22.8%
Same store net operating income (cash)	$73,431	$74,955	$(1,524)	(2.0)%	$145,455	$148,694	$(3,239)	(2.2)%

Piedmont Realty TrustTM
Debt Summary
As of June 30, 2025
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Fixed Rate	$2,048,101	6.02%	48.5 months
Floating Rate	151,000	5.60%	60.0 months
Total	$2,199,101	5.99%	49.3 months

Unsecured & Secured Debt
Debt	Principal Outstanding	Weighted Average Interest Rate	Weighted Average Maturity

Unsecured	$2,008,460	6.17%	50.2 months
Secured (1)	190,641	4.10%	39.1 months
Total	$2,199,101	5.99%	49.3 months

Debt Maturities (2)
Maturity Year	Secured Principal Outstanding	Unsecured Principal Outstanding	Weighted Average Interest Rate	Percentage of Total Debt

2025	$—	$—	—	—
2026	—	—	—	—
2027	—	—	—	—
2028	190,641	857,460	7.14%	47.7%
2029	—	400,000	7.11%	18.2%
2030	—	451,000	4.47%	20.5%
2031	—	—	—	—
2032	—	300,000	2.78%	13.6%
Total	$190,641	$2,008,460	5.99%	100.00%

(1)	All outstanding debt as of June 30, 2025 was interest-only with the exception of the amortizing fixed-rate mortgage associated with the 1180 Peachtree asset.
(2)	For loans that provide extension options conditional upon proper notice to the loan's administrative agent and the payment of an extension fee, the final extended maturity date is reflected.

Piedmont Realty TrustTM
Debt Detail
As of June 30, 2025
Unaudited ($ in thousands)

Facility	Stated Rate (1)	Effective Rate (2)		Maturity Date	Principal Outstanding (3)

Secured Debt
Fixed-Rate Mortgage (1180 Peachtree)	4.10%	4.10%	Fixed	10/1/2028	190,641
Secured Subtotal / Weighted Average Interest Rate		4.10%			$190,641

Unsecured Debt
$325 Million Unsecured 2024 Term Loan (4)	SOFR + 1.30%	5.48%	Fixed	1/29/2028	325,000
$600 Million Unsecured 2023 Senior Notes (5)	9.25%	9.25%	Fixed	7/20/2028	532,460
$400 Million Unsecured 2024 Senior Notes	6.88%	7.11%	Fixed	7/15/2029	400,000
$600 Million Unsecured Line of Credit (6)	SOFR + 1.05%	5.60%	Floating	6/30/2030	151,000
$300 Million Unsecured 2020 Senior Notes	3.15%	3.90%	Fixed	8/15/2030	300,000
$300 Million Unsecured 2021 Senior Notes	2.75%	2.78%	Fixed	4/1/2032	300,000
Unsecured Subtotal / Weighted Average Interest Rate		6.17%			$2,008,460

Total Debt - Principal Amount Outstanding / Weighted Average Interest Rate		5.99%			$2,199,101
GAAP Adjustments - Discounts and Unamortized Debt Issuance Costs					(21,349)
Total Debt - GAAP					$2,177,752

Less: Cash, cash equivalents, and restricted cash and escrows					7,815

Total Net Debt - Principal Amount Outstanding					$2,191,286

(1)	The all-in stated interest rates for the SOFR selections are comprised of the relevant adjusted SOFR (calculated as the base SOFR plus a fixed adjustment of 0.10%) and is subject to an additional spread over the selected rate based on Piedmont's current credit rating, as defined in the respective loan agreement.
(2)	The effective rates reflect the consideration of settled or in-place interest rate swap agreements and issuance discounts.
(3)	All outstanding debt at period end was interest-only with the exception of the amortizing fixed-rate mortgage.
(4)
The $325 million unsecured term loan has a stated variable interest rate; however, Piedmont has entered into multiple interest rate swap agreements which effectively fixes the entire facility through February 1, 2026. The loan has an initial maturity date of January 29, 2027 with two six-month extension options for a final maturity date of January 29, 2028; provided that Piedmont is not then in default and upon payment of extension fees.

(5)
During the second quarter of 2025, Piedmont repurchased approximately $67.5 million of its $600 Million Unsecured 2023 Senior Notes, using availability on the $600 Million Unsecured Line of Credit and cash on hand.

(6)
Piedmont may select from multiple interest rate options with each draw under the revolving credit facility, including the prime rate and various SOFR selections. The facility has an initial maturity date of June 30, 2028 with two one-year extension options for a final maturity date of June 30, 2030; provided that Piedmont is not then in default and upon payment of extension fees.

Piedmont Realty TrustTM
Debt Covenants & Ratios for Debt Holders
As of June 30, 2025
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Maximum leverage ratio	0.60	0.47	0.48	0.44	0.42	0.41
Minimum fixed charge coverage ratio (2)	1.50	2.15	2.21	2.24	2.35	2.49
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	2.13	2.12	2.31	2.33	2.37
Minimum unencumbered interest coverage ratio (3)	1.75	2.17	2.22	2.30	2.40	2.57

		Three Months Ended
Bond Covenant Compliance (4)	Required	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024

Total debt to total assets	60% or less	46.8%	46.8%	46.6%	46.7%	46.8%
Secured debt to total assets	40% or less	4.1%	4.1%	4.0%	4.0%	4.1%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	2.53	2.58	2.57	2.70	2.85
Unencumbered assets to unsecured debt	150% or greater	212%	212%	213%	212%	212%

	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	June 30, 2025	December 31, 2024

Average net principal amount of debt to Core EBITDA (5)	6.9 x	6.8 x
Fixed charge coverage ratio (6)	2.1 x	2.2 x
Interest coverage ratio (7)	2.2 x	2.3 x

(1)	Bank debt covenant compliance calculations relate to the most restrictive of the specific calculations detailed in the relevant credit agreements. Please refer to such agreements for relevant defined terms.
(2)	Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.
(3)	Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.
(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture and the First Supplemental Indenture dated March 6, 2014, the Second Supplemental Indenture dated August 12, 2020, the Third Supplemental Indenture dated September 20, 2021, the Fourth Supplemental Indenture dated July 20, 2023, and the Fifth Supplemental Indenture dated June 25, 2024 for defined terms and detailed information about the calculations.

(5)	Calculated using the sum of Core EBITDA for the trailing twelve month period and the average principal balance of debt outstanding for the trailing twelve months less the average balance of cash and escrow deposits and restricted cash during the trailing twelve month period.
(6)	Calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends (none during periods presented).
The Company recorded principal amortization of $0.9 million for each of the quarters ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024.
The Company recorded capitalized interest of $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, $3.7 million for the quarter ended December 31, 2024, $3.4 million for the quarter ended September 30, 2024, and $3.0 million for the quarter ended June 30, 2024.
(7)	Calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company recorded capitalized interest of $3.2 million for the quarter ended June 30, 2025, $3.3 million for the quarter ended March 31, 2025, $3.7 million for the quarter ended December 31, 2024, $3.4 million for the quarter ended September 30, 2024, and $3.0 million for the quarter ended June 30, 2024.

Piedmont Realty TrustTM
Leased Percentage
(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2025			June 30, 2024
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	13,426	15,241	88.1%	14,085	16,037	87.8%
Total leases signed during period	712			1,038
Less:
Lease renewals signed during period	(243)			(633)
New leases signed during period for spaces currently occupied or out of service	(245)			(213)
Leases expired during period and other	(122)	4		(578)	18
Subtotal	13,528	15,245	88.7%	13,699	16,055	85.3%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(298)	(322)		(30)	(397)
As of June 30, 20xx	13,230	14,923	88.7%	13,669	15,658	87.3%

	Six Months Ended			Six Months Ended
	June 30, 2025			June 30, 2024
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	13,538	15,323	88.4%	14,426	16,563	87.1%
Total leases signed during period	1,075			1,538
Less:
Lease renewals signed during period	(427)			(805)
New leases signed during period for spaces currently occupied or out of service	(297)			(233)
Leases expired during period and other	(296)	27		(970)	8
Subtotal	13,593	15,350	88.6%	13,956	16,571	84.2%
Acquisitions and properties placed in service during period (2)	—	—		—	—
Dispositions and properties taken out of service during period (2)	(363)	(427)		(287)	(913)
As of June 30, 20xx	13,230	14,923	88.7%	13,669	15,658	87.3%

Same Store Analysis
Less acquisitions and dispositions after June 30, 2024 and out-of-service redevelopments (2)	—	—	—%	(505)	(744)	67.9%
Same Store Leased Percentage as of June 30, 20xx	13,230	14,923	88.7%	13,164	14,914	88.3%

(1)	Calculated as the square footage of commenced leases plus the square footage of uncommenced leases for spaces vacant as of period end, divided by total rentable in-service square footage at period end.
(2)	For information on acquisitions, dispositions and current out of service assets that are excluded from the same store population, please refer to pages 36 and 37.

Piedmont Realty TrustTM
Rental Rate Roll Up / Roll Down

	Three Months Ended
	June 30, 2025
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	131	18.4%	0.9%	7.3%	13.6%
Leases executed for spaces excluded from analysis (3)	581	81.6%

	Six Months Ended
	June 30, 2025
	Square Feet (in thousands)	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (1)	% Change Accrual Rents (2)

Leases executed for spaces vacant one year or less	354	32.9%	2.4%	9.2%	16.7%
Leases executed for spaces excluded from analysis (3)	721	67.1%

(1)	Calculation compares the last twelve months of cash paying rents of the previous lease to the first twelve months of cash paying rents of the new lease.
(2)	Calculation compares the accrual basis rents of the previous lease to the accrual basis rents of the new leases. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the calculation.
(3)	Leases are excluded from the above analyses if: (1) the space has been vacant for more than one year, (2) the lease term is less than one year, (3) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement, or (4) the lease is associated with a recently acquired asset for which there is less than one year of operating history.

Piedmont Realty TrustTM
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025	For the Year Ended				2021 to 2025 (Weighted Average)
			2024 (2)	2023 (3)	2022	2021
Total Leasing Transactions
Square feet (1)	708,645	1,071,420	2,428,246	2,239,797	2,142,852	2,247,366	10,129,681
Tenant improvements per square foot per year of lease term	$4.85	$4.62	$3.70	$3.80	$3.22	$2.78	$3.56
Leasing commissions per square foot per year of lease term	$2.67	$2.82	$2.31	$2.21	$2.22	$1.67	$2.20
Total per square foot per year of lease term	$7.52	$7.44	$6.01	$6.01	$5.44	$4.45	$5.76
Less Adjustment for Commitment Expirations (4)
Expired tenant improvements (not paid out) per square foot per year of lease term	-$0.79	-$0.72	-$0.34	-$0.79	-$0.10	-$0.20	-$0.43

Adjusted total per square foot per year of lease term	$6.73	$6.72	$5.67	$5.22	$5.34	$4.25	$5.33

(1)	Excludes leasing transactions associated with storage and license spaces.
(2)	Tenant improvement and leasing commission amounts presented for the twelve months ended December 31, 2024 include a 101,500 square foot 11-year lease executed in the first quarter of 2024 with no capital outlay requirements.
(3)	Tenant improvement amounts presented for the year ended December 31, 2023 were adjusted to reflect the overall concession package for the 447,000 square foot 10-year renewal with US Bancorp, executed in the fourth quarter of 2023. The renewal terms provided for zero months of rent abatement, offset by an above-market tenant improvement allowance. The amounts are presented as if the renewal had included the standard twelve months of gross rent abatement in line with market conditions and, therefore, a normalized tenant improvement allowance. This adjustment effectively lowered the total capital per square foot per year of lease term for the year ended December 31, 2023 by $0.97.
(4)	The Company reports total tenant improvement amounts based on the maximum amount of committed leasing capital in the period in which the lease is executed. However, tenants do not always use the full allowance provided for in the lease, or a portion of the allowance could expire at a set date. To provide additional clarity on actual costs for completed leasing transactions, tenant improvement allowances that have expired or are no longer available to the tenant are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired.

Piedmont Realty TrustTM
Net Effective Rents

	Three Months Ended					Five Quarter
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	Average
Leasing activity included in net effective rent analysis (1)
Renewal leasing square footage (in 000s)	124	162	301	159	615	272
New tenant leasing square footage (in 000s)	455	169	93	191	399	261
Total leasing square footage (in 000s)	579	331	394	350	1014	534

Renewal square footage (% of total)	21.4%	48.9%	76.4%	45.4%	60.7%	50.6%
New Lease square footage (% of total)	78.6%	51.1%	23.6%	54.6%	39.3%	49.4%
# of lease transactions	49	50	40	49	58	49

Net effective rents (2) (3)
Base rent (gross)	$45.62	$49.60	$45.58	$43.78	$45.75	$46.06
Rent concessions	(2.57)	(2.71)	(1.97)	(2.22)	(2.04)	(2.30)
GAAP Rent	$43.06	$46.89	$43.60	$41.56	$43.70	$43.76
Tenant improvements	(4.40)	(3.33)	(3.00)	(3.38)	(3.87)	(3.60)
Leasing commissions	(2.70)	(2.89)	(2.69)	(2.21)	(2.63)	(2.62)
Other concessions	—	(0.35)	(0.21)	(0.01)	(1.04)	(0.32)
Effective rent after capex	$35.95	$40.32	$37.70	$35.96	$36.17	$37.22
Expense stop	(15.17)	(16.03)	(15.05)	(15.68)	(15.04)	(15.39)
Effective rent after capex and opex	$20.78	$24.29	$22.65	$20.28	$21.12	$21.83

Weighted average lease term in years (weighted by square feet)	9.5	7.4	7.0	6.9	7.6	7.7

(1)	Leases are excluded from the above analyses if: (1) the lease term is less than one year or (2) the lease is associated with storage space, retail space, a management office, or a percentage rent agreement. Total leased square footage in this analysis will not tie to the total reported leasing volume reported elsewhere in this supplemental report.
(2)	Based on the weighted average per rentable square footage over the lease term of each deal.
(3)	Excludes parking income due to the variable nature between markets and individual lease transactions.

Piedmont Realty TrustTM
Future Contractual Income Sources
As of June 30, 2025

Uncommenced Leases for Vacant Space (1)
(730,000 square feet representing $28.6 million in future annual cash rent)
Major Leases (by Industry)	Project	Market	Square Feet Leased	Space Status	Estimated Lease Commencement Date	New / Expansion
Insurance and financial services	Galleria on the Park	Atlanta	46,939	Vacant	Q3 2025	New
Vacation ownership and travel services	501 West Church	Orlando	182,461	Vacant	Q4 2025	New
Video game development	The Exchange on Orange	Orlando	27,830	Vacant	Q4 2025	New
Supply chain solutions consultant	Galleria on the Park	Atlanta	25,437	Vacant	Q4 2025	New
Banking services	Meridian	Minneapolis	27,049	Vacant	Q1 2026	New
Food production and distribution	9320 Excelsior	Minneapolis	84,479	Vacant	Q1 2026 (77,197 SF) & Q1 2029 (7,282 SF)	New
General contracting and construction	Meridian	Minneapolis	34,013	Vacant	Q1 2026	New
Global risk management	Galleria Towers	Dallas	92,977	46,678 SF Vacant	Q2 2026	New
Engineering, architecture and construction	Galleria Towers	Dallas	46,004	Vacant	Q2 2026	New

Leases Currently Under Abatement (1)
(1.3 million square feet representing $41.9 million in future annual cash rent)
Major Leases (by Industry)	Project	Market	Square Feet Abated	Estimated Lease Commencement	Remaining Abatement Schedule	Lease Expiration
Non-profit public interest law	Arlington Gateway	Northern Virginia	58,285	Q1 2024	January 2024 through June 2025	Q2 2037
Supply chain logistics	Galleria Towers	Dallas	50,130	Q4 2023	January 2024 through June 2025	Q2 2035
E-commerce retailer	Galleria Towers	Dallas	284,542	Q1 2025	March 2025 through July 2025	Q3 2030
Coworking and virtual office solutions	Glenridge Highlands	Atlanta	25,332	Q4 2023	December 2023 through July 2025 (50% abated)	Q4 2029
Global energy conglomerate	Galleria on the Park	Atlanta	77,163	Q3 2024	September 2024 through September 2025	Q3 2036
Insurance and financial services	Glenridge Highlands	Atlanta	35,903	Q4 2024	December 2024 through November 2025	Q4 2035
Accounting and business advisory	US Bancorp Center	Minneapolis	40,622	Q4 2024	January 2025 through December 2025	Q4 2037
Financial services	Crescent Ridge II	Minneapolis	32,326	Q4 2024	October 2024 through March 2026	Q1 2041
Business technology and software development	Wayside Office Park	Boston	33,165	Q1 2025	March 2025 through June 2025	Q2 2032
Real estate investment trust	CNL Center	Orlando	26,372	Q2 2025	April 2025 through August 2025	Q4 2037

(1)	Includes leasing activity for the total portfolio, including assets currently out of service.

Piedmont Realty TrustTM
Lease Expiration Schedule
As of June 30, 2025
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,693	11.4
2025 (2)	24,851	4.4	630	4.2
2026	63,257	11.1	1,488	10.0
2027	53,462	9.4	1,340	9.0
2028	48,738	8.5	1,228	8.2
2029	56,513	9.9	1,310	8.8
2030	58,127	10.2	1,338	9.0
2031	37,359	6.6	914	6.1
2032	39,129	6.9	913	6.1
2033	11,420	2.0	253	1.7
2034	43,253	7.6	1,102	7.4
2035	30,750	5.4	776	5.2
2036	23,577	4.1	587	3.9
2037	41,592	7.3	780	5.2
Thereafter	37,435	6.6	571	3.8
Total	$569,463	100.0	14,923	100.0

Average Lease Term Remaining
6/30/2025	6.0 years
12/31/2024	6.0 years

(1)	Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.
(2)	Includes leases with an expiration date of June 30, 2025, comprised of approximately 98,000 square feet and Annualized Lease Revenue of $4.0 million.

Piedmont Realty TrustTM
Lease Expirations by Quarter
As of June 30, 2025
(in thousands)

	Q3 2025 (1)		Q4 2025		Q1 2026		Q2 2026
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	133	$4,385	113	$4,034	54	$2,256	304	$12,254
Boston	1	32	—	—	6	267	2	102
Dallas	71	3,834	59	2,365	6	313	238	8,318
Minneapolis	24	1,060	131	5,153	11	290	6	259
New York	2	140	—	6	2	85	313	16,476
Orlando	23	781	27	998	32	1,182	14	466
Northern Virginia / Washington, D.C.	28	1,473	18	978	1	70	—	16
Other	—	—	—	—	—	—	—	—
Total (3)	282	$11,705	348	$13,534	112	$4,463	877	$37,891

(1)
Includes leases with an expiration date of June 30, 2025, comprised of approximately 98,000 square feet and expiring lease revenue of $4.4 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)	Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Realty TrustTM
Lease Expirations by Year
As of June 30, 2025
(in thousands)

	12/31/2025 (1)		12/31/2026		12/31/2027		12/31/2028		12/31/2029
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	245	$8,419	439	$17,605	589	$25,135	405	$16,464	478	$19,273
Boston	1	32	52	2,408	8	358	9	410	197	8,554
Dallas	129	6,199	366	13,061	186	6,571	321	13,852	267	13,517
Minneapolis	156	6,212	22	751	210	7,387	67	2,355	62	2,393
New York	2	146	315	16,595	7	635	—	27	17	1,001
Orlando	50	1,780	199	7,283	297	11,088	89	3,284	218	8,284
Northern Virginia / Washington, D.C.	47	2,451	95	5,822	43	2,415	78	4,506	71	3,788
Other	—	—	—	—	—	5	259	8,364	—	6
Total (3)	630	$25,239	1,488	$63,525	1,340	$53,594	1,228	$49,262	1,310	$56,816

(1)
Includes leases with an expiration date of June 30, 2025, comprised of approximately 98,000 square feet and expiring lease revenue of $4.4 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 27 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Realty TrustTM
Tenant Diversification
As of June 30, 2025

Tenants Contributing 1% or More to Annualized Lease Revenue
Tenant	Credit Rating (1) S&P / Moody's	Number of Properties	Lease Term Remaining (in years)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	12.2	$28,341	5.0	486	3.7
City of New York	AA / Aa2	1	0.9	16,476	2.9	313	2.4
US Bancorp	A / A3	1	8.8	16,184	2.8	447	3.4
Amazon	AA / A1	2	5.1	15,953	2.8	285	2.1
Microsoft	AAA / Aaa	2	6.0	14,319	2.5	355	2.7
King & Spalding	No Rating Available	1	5.8	13,438	2.4	268	2.0
Transocean	CCC+ / B3	1	10.8	12,165	2.1	301	2.3
VMware, Inc.	BBB+ / Baa1	1	2.1	9,568	1.7	215	1.6
Schlumberger Technology	A / A1	1	3.5	8,311	1.4	254	1.9
Gartner	BBB- / Baa3	3	9.0	8,167	1.4	209	1.6
Ryan (2)	B+ / B3	1	2.2	7,945	1.4	139	1.0
Fiserv	BBB / Baa2	1	2.1	7,900	1.4	195	1.5
Salesforce.com	A+ / A1	1	4.1	7,803	1.4	182	1.4
Eversheds Sutherland	No Rating Available	1	0.8	7,279	1.3	180	1.3
Epsilon Data Management (subsidiary of Publicis)	BBB+ / Baa1	1	1.0	7,240	1.3	222	1.7
Travel + Leisure Co.	BB- / Ba3	1	15.3	5,702	1.0	182	1.4
Other			Various	382,672	67.2	8,997	68.0
Total				$569,463	100.0	13,230	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.
(2)	Lease term remaining for Ryan is based on the weighted ALR for 66,000 square feet expiring in third quarter of 2025 and 73,000 square feet expiring in second quarter of 2029.

Piedmont Realty TrustTM
Tenant Credit Rating & Lease Distribution
As of June 30, 2025

Tenant Credit Rating

Rating Level (1) S&P / Moody's	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$15,013	2.6
AA / Aa	80,830	14.2
A / A	56,987	10.0
BBB / Baa	60,162	10.6
BB / Ba	19,915	3.5
B / B	32,291	5.7
Below	127	—
Not rated (2)	304,138	53.4
Total	$569,463	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 sf or Less	329	34.2	$27,813	4.9	245	1.9
2,501 - 10,000 sf	377	39.2	79,590	14.0	1,943	14.7
10,001 - 20,000 sf	102	10.6	56,553	9.9	1,365	10.3
20,001 - 40,000 sf	83	8.6	89,594	15.7	2,228	16.8
40,001 - 100,000 sf	49	5.1	128,895	22.6	3,010	22.7
Greater than 100,000 sf	22	2.3	187,018	32.9	4,439	33.6
Total	962	100.0	$569,463	100.0	13,230	100.0

(1)	Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.
(2)	The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Piper Sandler, Ernst & Young, KPMG, BDO, and RaceTrac Petroleum.

Piedmont Realty TrustTM
Industry Diversification
As of June 30, 2025
($ and square footage in thousands)

				Percentage of	Leased	Percentage
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Square	of Leased
Industry	Tenants	Tenants (%)	Revenue (ALR)	Revenue (%)	Footage	Square Footage (%)
Business Services	82	11.0	$83,176	14.6	2,056	15.5
Engineering, Accounting, Research, Management & Related Services	97	13.0	76,877	13.5	1,748	13.2
Legal Services	82	11.0	61,500	10.8	1,411	10.7
Governmental Entity (1)	5	0.7	50,772	8.9	917	6.9
Real Estate	49	6.6	28,289	5.0	809	6.1
Depository Institutions	19	2.6	25,915	4.6	673	5.1
Holding and Other Investment Offices	42	5.6	24,490	4.3	557	4.2
Oil and Gas Extraction	4	0.5	23,587	4.1	642	4.9
Security & Commodity Brokers, Dealers, Exchanges & Services	57	7.7	20,634	3.6	512	3.9
Miscellaneous Retail	7	0.9	17,518	3.1	328	2.5
Automotive Repair, Services & Parking	9	1.2	15,633	2.7	8	0.1
Insurance Agents, Brokers & Services	19	2.6	14,863	2.6	374	2.8
Health Services	33	4.4	14,821	2.6	351	2.7
Membership Organizations	22	3.0	13,025	2.3	249	1.9
Insurance Carriers	16	2.1	9,970	1.8	264	2.0
Other	202	27.1	88,393	15.5	2,331	17.5
Total	745	100.0	$569,463	100.0	13,230	100.0

(1)	Comprised of all levels of governmental entities, including federal (0.7% of ALR), state (5.0% of ALR), and city / local (3.2% of ALR).

Piedmont Realty TrustTM
Geographic Diversification
As of June 30, 2025
($ and square footage in thousands)

Location	Number of Projects	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Atlanta	6	$179,415	31.5	4,721	31.6	4,405	93.3
Dallas	5	110,941	19.5	2,824	18.9	2,525	89.4
Orlando	4	66,071	11.6	1,754	11.8	1,616	92.1
Northern Virginia / Washington, D.C.	5	56,057	9.9	1,583	10.6	1,061	67.0
New York	1	54,732	9.6	1,047	7.0	971	92.7
Minneapolis	3	48,518	8.5	1,434	9.6	1,300	90.7
Boston	3	33,188	5.8	946	6.4	792	83.7
Other	2	20,541	3.6	614	4.1	560	91.2
Total / Weighted Average	29	$569,463	100.0	14,923	100.0	13,230	88.7

Piedmont Realty TrustTM
Geographic Diversification by Location Type
As of June 30, 2025
(square footage in thousands)

	CBD				URBAN INFILL / SUBURBAN				TOTAL
Location	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Projects	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Atlanta	2	10.7	1,304	8.8	4	20.8	3,417	22.8	6	31.5	4,721	31.6
Dallas	—	—	—	—	5	19.5	2,824	18.9	5	19.5	2,824	18.9
Orlando	3	9.7	1,445	9.7	1	1.9	309	2.1	4	11.6	1,754	11.8
Northern Virginia / Washington, D.C.	2	4.8	687	4.6	3	5.1	896	6.0	5	9.9	1,583	10.6
New York	1	9.6	1,047	7.0	—	—	—	—	1	9.6	1,047	7.0
Minneapolis	1	5.4	930	6.2	2	3.1	504	3.4	3	8.5	1,434	9.6
Boston	—	—	—	—	3	5.8	946	6.4	3	5.8	946	6.4
Other	—	—	—	—	2	3.6	614	4.1	2	3.6	614	4.1
Total	9	40.2	5,413	36.3	20	59.8	9,510	63.7	29	100.0	14,923	100.0

Piedmont Realty TrustTM
Portfolio Detail
As of June 30, 2025
(in thousands)

In-Service Assets	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Atlanta
999 Peachtree	✓	✓	✓	100.0%	1	626	87.5%	82.7%	81.6%	24,400
1180 Peachtree	✓	✓	✓	100.0%	1	678	97.2%	96.6%	93.8%	36,347
Galleria on the Park	✓	✓	✓	100.0%	5	2,171	93.5%	89.3%	81.3%	72,626
Glenridge Highlands One and Two	✓	✓	✓	100.0%	2	713	94.7%	93.3%	84.0%	25,864
1155 Perimeter Center West	✓	✓	✓	100.0%	1	377	96.0%	96.0%	95.2%	14,688
The Medici	✓		✓	100.0%	1	156	84.0%	84.0%	82.7%	5,490
Market Subtotal / Weighted Average					11	4,721	93.3%	90.4%	84.7%	179,415
Boston
5 Wall	✓	✓	✓	100.0%	1	182	100.0%	100.0%	100.0%	7,803
Wayside Office Park	✓		✓	100.0%	2	473	90.3%	90.3%	83.3%	17,604
25 Mall	✓		✓	100.0%	1	291	62.9%	59.5%	50.5%	7,781
Market Subtotal / Weighted Average					4	946	83.7%	82.7%	76.4%	33,188
Dallas
Galleria Towers	✓	✓	✓	100.0%	3	1,397	93.8%	86.4%	70.3%	64,204
Park Place on Turtle Creek	✓		✓	100.0%	1	180	90.6%	87.2%	78.3%	8,290
6565 MacArthur	✓	✓	✓	100.0%	1	254	89.8%	89.8%	84.6%	8,501
Las Colinas Connection	✓		✓	100.0%	3	605	95.4%	94.0%	93.9%	20,773
The Interlink at Las Colinas	✓		✓	100.0%	2	388	63.7%	62.1%	51.3%	9,173
Market Subtotal / Weighted Average					10	2,824	89.4%	85.1%	74.5%	110,941
Minneapolis
US Bancorp Center	✓	✓	✓	100.0%	1	930	87.0%	84.2%	79.2%	30,602
Crescent Ridge II	✓	✓	✓	100.0%	1	295	96.3%	96.3%	81.4%	10,661
Norman Pointe I	✓		✓	100.0%	1	209	99.0%	99.0%	94.7%	7,255
Market Subtotal / Weighted Average					3	1,434	90.7%	88.8%	81.9%	48,518
New York
60 Broad			✓	100.0%	1	1,047	92.7%	91.7%	88.2%	54,732
Market Subtotal / Weighted Average					1	1,047	92.7%	91.7%	88.2%	54,732
Orlando
200 South Orange at The Exchange	✓	✓	✓	100.0%	1	646	83.7%	82.7%	79.9%	23,786
CNL Center I and II	✓	✓	✓	99.0%	2	617	95.3%	94.5%	87.0%	25,742
501 West Church				100.0%	1	182	100.0%	—%	—%	5,706
400 and 500 TownPark	✓	✓	✓	100.0%	2	309	98.7%	98.7%	98.7%	10,837
Market Subtotal / Weighted Average					6	1,754	92.1%	81.1%	77.4%	66,071

In-Service Assets (continued)	Energy Star Certification	LEED Certification	BOMA 360 Certification	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

Northern Virginia / Washington, D.C.
4250 North Fairfax	✓	✓	✓	100.0%	1	307	64.5%	59.6%	55.4%	9,751
Arlington Gateway	✓	✓	✓	100.0%	1	331	60.7%	57.4%	36.3%	10,148
3100 Clarendon	✓	✓	✓	100.0%	1	258	76.7%	73.6%	62.4%	8,703
1201 and 1225 Eye Street	✓	✓	✓	(2)	2	478	68.2%	66.9%	66.3%	20,116
400 Virginia	✓	✓	✓	100.0%	1	209	66.0%	66.0%	64.6%	7,339
Market Subtotal / Weighted Average					6	1,583	67.0%	64.5%	57.0%	56,057
Other
Enclave Place	✓	✓	✓	100.0%	1	301	100.0%	100.0%	100.0%	12,171
1430 Enclave	✓	✓	✓	100.0%	1	313	82.7%	82.7%	82.7%	8,370
Market Subtotal / Weighted Average					2	614	91.2%	91.2%	91.2%	20,541

In-Service Total					43	14,923	88.7%	85.0%	78.7%	569,463

Out-of-Service Redevelopment Projects (3)	Market	Estimated Stabilization Date	Current Basis (in millions)	Percent Ownership	Number of Buildings	Rentable Square Footage Owned	Percent Leased	Percent Commenced Leased	Percent Economic Leased (1)	Annualized Lease Revenues

222 South Orange at The Exchange	Orlando	Q4 2026	48.2	100.0%	1	130	46.6%	14.3%	9.2%	2,159
9320 Excelsior	Minneapolis	Q4 2026	22.6	100.0%	1	261	32.3%	—%	—%	3,088
Meridian	Minneapolis	Q4 2026	57.9	100.0%	2	397	24.1%	8.2%	4.3%	3,566

Out-of-Service Total			128.7		4	788	30.5%	6.5%	3.7%	8,813

(1)	Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).
(2)	Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street; however, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.
(3)	These projects have been placed into redevelopment and are currently excluded from our in-service portfolio metrics. During the redevelopment phase, the Company is adding or fully renovating the lobbies, common areas and other tenant amenities, transforming the projects into multi-tenant assets with a distinct focus on hospitality. Assets will be reclassified back to in-service upon the earlier of (a) one year after receiving the final certificate of occupancy for the space or (b) the asset reaching 80 percent occupied (i.e. commenced leased).

Piedmont Realty TrustTM
Property Investment Activity and Land Holdings
As of June 30, 2025

Acquisitions Completed During Prior Year and Current Year
None

Dispositions Completed During Prior Year and Current Year
Property	Market / Submarket	Disposition Period	Percent Ownership	Year Built	Square Feet (in thousands)	Sale Price (in millions)
One Lincoln Park	Dallas / Preston Center	Q1 2024	100%	1999	257	$54.0
750 West John Carpenter	Dallas / Las Colinas	Q3 2024	100%	1999	315	23.0
80 and 90 Central	Boston / Boxborough	Q2 2025	100%	1988 / 2001	322	29.5
Total					894	$106.5

Developable Land Parcels
Property	Market / Submarket	Adjacent Piedmont Project	Acres	Book Value (in millions)
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2.6
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands	3.0	2.0
Galleria Atlanta	Atlanta / Northwest	Galleria on the Park	16.3	24.2
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center	4.5	3.3
Royal Lane	Dallas / Las Colinas	Las Colinas Connection	10.6	2.8
Galleria Dallas	Dallas / Lower North Tollway	Galleria Office Towers	1.9	6.2
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.9	9.1
Total			57.2	$50.2

Piedmont Realty TrustTM
Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 39.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) current rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to unleased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with development properties and properties taken out of service for redevelopment, if any.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income/(loss) before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes land assets.

Total Gross Assets: Total Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Total Gross Real Estate Assets: Total Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Realty TrustTM
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

GAAP net income (loss) applicable to common stock	$(16,808)	$(10,104)	$(29,978)	$(11,519)	$(9,809)	$(26,912)	$(37,572)
Depreciation	40,266	40,513	39,769	38,642	38,471	80,779	77,057
Amortization	14,778	15,413	16,414	17,059	18,089	30,191	36,201
Impairment charges	—	—	15,400	—	—	—	18,432
(Gain) / loss on sale of real estate assets	(1,224)	(789)	—	445	—	(2,013)	—
NAREIT Funds From Operations applicable to common stock	37,012	45,033	41,605	44,627	46,751	82,045	94,118
Adjustments:
Executive separation costs	—	—	4,831	—	—	—	—
Loss on early extinguishment of debt	7,500	500	—	—	—	8,000	386
Core Funds From Operations applicable to common stock	44,512	45,533	46,436	44,627	46,751	90,045	94,504
Adjustments:
Amortization of debt issuance costs and discounts on debt	1,574	1,456	1,463	1,332	1,139	3,030	2,347
Depreciation of non real estate assets	369	369	370	347	331	738	603
Straight-line effects of lease revenue	(8,968)	(9,668)	(5,996)	(5,125)	(5,157)	(18,636)	(10,445)
Stock-based compensation adjustments	2,396	55	1,392	2,153	2,061	2,451	3,087
Amortization of lease-related intangibles	(1,957)	(2,062)	(2,351)	(2,463)	(2,549)	(4,019)	(5,205)
Non-incremental capital expenditures
Base Building Costs	(10,149)	(5,416)	(5,535)	(6,829)	(6,087)	(15,565)	(19,142)
Tenant Improvement Costs	(3,809)	(4,629)	(4,493)	67	(2,973)	(8,438)	(6,646)
Leasing Costs	(7,727)	(2,149)	(6,710)	(8,172)	(8,831)	(9,876)	(12,710)

Adjusted Funds From Operations applicable to common stock	$16,241	$23,489	$24,576	$25,937	$24,685	$39,730	$46,393

Piedmont Realty TrustTM
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024

Net income (loss) applicable to Piedmont	$(16,808)	$(10,104)	$(29,978)	$(11,519)	$(9,809)	$(26,912)	$(37,572)
Net income (loss) applicable to noncontrolling interest	2	6	1	—	2	8	4
Interest expense	31,954	31,677	31,629	32,072	29,569	63,631	59,283
Depreciation	40,635	40,883	40,139	38,988	38,802	81,517	77,660
Amortization	14,778	15,413	16,414	17,059	18,089	30,191	36,201
Depreciation and amortization attributable to noncontrolling interests	19	19	19	20	20	38	40
Impairment charges	—	—	15,400	—	—	—	18,432
(Gain) / loss on sale of real estate assets	(1,224)	(789)	—	445	—	(2,013)	—
EBITDAre	69,356	77,105	73,624	77,065	76,673	146,460	154,048
Executive separation costs	—	—	4,831	—	—	—	—
Loss on early extinguishment of debt	7,500	500	—	—	—	8,000	386
Core EBITDA	76,856	77,605	78,455	77,065	76,673	154,460	154,434
General and administrative expense	7,960	7,563	7,819	6,809	8,352	15,523	15,964
Management fee revenue	(77)	(64)	(126)	(714)	(256)	(140)	(252)
Other (income) expense	(25)	(288)	(1,540)	(1,983)	(220)	(312)	(391)
Straight-line effects of lease revenue	(8,968)	(9,668)	(5,996)	(5,125)	(5,157)	(18,636)	(10,445)
Straight-line effects of lease revenue attributable to noncontrolling interests	(3)	(1)	2	1	—	(4)	—
Amortization of lease-related intangibles	(1,957)	(2,061)	(2,351)	(2,463)	(2,549)	(4,019)	(5,205)
Property net operating income (cash basis)	73,786	73,086	76,263	73,590	76,843	146,872	154,105
Deduct net operating (income) loss from:
Acquisitions	—	—	—	—	—	—	—
Dispositions	(447)	(1,224)	(1,322)	(1,383)	(1,438)	(1,670)	(3,758)
Other investments	92	162	92	816	(450)	253	(1,653)
Same store net operating income (cash basis)	$73,431	$72,024	$75,033	$73,023	$74,955	$145,455	$148,694

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